                                                                    EXHIBIT 10.1

                               FIRST AMENDMENT TO
                           THIRD AMENDED AND RESTATED
                           REVOLVING CREDIT AGREEMENT

                                      AMONG

                         AMERITRADE HOLDING CORPORATION
                                       AND
                     FIRST NATIONAL BANK OF OMAHA, AS AGENT
                                       AND
                         REVOLVING LENDERS PARTY HERETO

                          DATED AS OF DECEMBER 13, 2004

                  FIRST AMENDMENT TO THIRD AMENDED AND RESTATED
                           REVOLVING CREDIT AGREEMENT

      THIS FIRST AMENDMENT to THIRD AMENDED AND RESTATED REVOLVING CREDIT AGREEMENT (this "First Amendment") entered into as of this 13th day of December, 2004, is intended to amend the terms of the Third Amended and Restated Revolving Credit Agreement (the "Agreement") dated as of the 15th day of December, 2003, among AMERITRADE HOLDING CORPORATION a Delaware corporation having its principal place of business at 4211 South 102nd Street, Omaha, Nebraska 68127 (the "Borrower"), FIRST NATIONAL BANK OF OMAHA, a national banking association having its principal place of business at 1620 Dodge Street, Omaha, Nebraska 68197-1050 ("Agent" or "FNB-O"), LASALLE BANK NATIONAL ASSOCIATION, a national banking association having its principal place of business at 801 Grand Street, Suite 3150, Des Moines, Iowa 50309 , M&I MARSHALL & ILSLEY BANK, a Wisconsin banking association having its principal place of business at 770 North Water Street, Milwaukee, Wisconsin 53201-2035, WELLS FARGO BANK, NATIONAL ASSOCIATION, a national banking association having its principal place of business at 1919 Douglas Street, Omaha, Nebraska 68102, and such other lenders as may become Revolving Lenders under the Agreement. All terms and conditions of the Agreement shall remain in full force and effect except as expressly amended herein. All capitalized terms used but not otherwise defined herein shall have the respective meanings prescribed in the Agreement.

      WHEREAS, the Borrower has requested and the Revolving Lenders have agreed to make certain amendments to the Agreement, including increasing the Base Revolving Credit Facility to $105,000,000 and extending the Termination Date to December 12, 2005; and

      WHEREAS, the Borrower and the Revolving Lenders are willing to make such amendments on the terms set forth below.

      NOW, THEREFORE, the parties hereby agree that as of the date hereof (the "Effective Date"):

1. The following definition under Article I of the Agreement is hereby amended and restated in its entirety to read as follows:

      Agreement:        This Third Amended and Restated Revolving Credit
                        Agreement, dated as of December 15, 2003, among the Borrower and the Revolving Lenders, as amended by the First Amendment to Third Amended and Restated Revolving
                        Credit Agreement, dated as of December 13, 2004, as further amended or restated from time to time.

2. The following definition under Article I of the Agreement is hereby amended and restated in its entirety to read as follows:

      Applicable
      Margin: For purposes of determining the Revolving Credit Rate, the margin, calculated on a quarterly basis, is as follows:

                        (a) If the Quarterly Compliance Certificate for the
                            immediately preceding fiscal

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

                            quarter shows that the Leverage Ratio is less than or equal to 0.25, the margin for the current quarter shall be plus 1.75%; and

                        (b) If the Quarterly Compliance Certificate for the
                            immediately preceding fiscal quarter shows that the Leverage Ratio is greater than 0.25 and less than or equal to 0.50, the margin for the current quarter shall be plus 2.00%.

                        In the event that any Quarterly Compliance Certificate is not delivered on or before the due date thereof, the Applicable Margin shall be the margin set forth in (b) above until such certificate is delivered.

3. The following definition is hereby added to Article I of the Agreement as follows:

      Cash Capital
      Expenditure:      The amount of any cash paid by the Borrower for any
                        capital expenditure pursuant to Section 4.15, whether such payment is a cash down payment, a cash payment on financed capital expenditures (other than regularly scheduled monthly payments on financed capital expenditures) or a cash payment in full.

4. The following definition is hereby added to Article I of the Agreement as follows:

      EBITDA: At any time, for the prior four fiscal quarters, the Borrower's net income on a consolidated basis, plus (a) taxes paid or accrued during such period, (b) interest expenses paid or accrued during such period (other than interest expenses paid to clients or accrued on cash balances), and (c) amortization and depreciation deducted in determining such net income for such period.

5. The following definition under Article I of the Agreement is hereby amended and restated in its entirety to read as follows:

      Investments:      (i) Any direct or indirect purchase or other acquisition
                        by the Borrower or any of its Subsidiaries of, or of a beneficial interest in, any securities of any other
                        Person (including any Subsidiary of the Borrower), or
                        (ii) any direct or indirect loan, advance (other than advances to employees for moving, entertainment and travel expenses, drawing accounts and similar expenditures in the ordinary course of business) or capital contribution by the Borrower or any of its Subsidiaries to any other Person, but excluding
                        Acquisitions. For the avoidance of doubt, transactions in funds, securities or other property held or carried by the Borrower or any of its Subsidiaries for the benefit or account of any customer or other Person shall not be considered Investments.

6. The following definition under Article I of the Agreement is hereby amended and restated in its entirety to read as follows:

      Letter(s) of
      Credit: Letter(s) of Credit issued under the Letter of Credit Facility, the Letter of Credit

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                        Amount of which shall not exceed $25,000,000.00 at any
                        time.

7. The following definition under Article I of the Agreement is hereby amended and restated in its entirety to read as follows:

      Leverage
      Ratio:            Permitted Indebtedness divided by EBITDA.

8. The definition of "Minimum Liquid Assets" is hereby deleted in its entirety from the Agreement.

9. The following definition under Article I of the Agreement is hereby amended and restated in its entirety to read as follows:

      Money Market
      Funds: At any time, money market funds whose rating from Standard and Poor's Rating Services Group ("S&P") is AAAm or AAm or the equivalent thereof or whose Moody's Investor Services ("Moody's") rating is Aaa or Aa or the equivalent thereof.

10. The following definition is hereby added to Article I of the Agreement as follows:

      Net Worth:        The Borrower's consolidated net worth as determined in
                        accordance with GAAP.

11. The following definition under Article I of the Agreement is hereby amended and restated in its entirety to read as follows:

      Permitted
      Investments:      Any one or more of the following:

                              (a) certificates of deposit fully covered by
                        Federal Deposit Insurance and maintained at a bank having capital and surplus of not less than $50,000,000;

                              (b) short-term obligations of, or obligations
                        fully guaranteed by, the United States of America or any agencies thereof;

                              (c) commercial paper rated at least A-1 by
                        Standard and Poor's Ratings Service or P-1 by Moody's Investors Service, Inc.;

                              (d) demand deposit accounts maintained in the
                        ordinary course of the business at a bank having capital and surplus of not less than $50,000,000;

                              (e) Money Market Funds;

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

                              (f) AA Rated or equivalent (or better) variable
                        rate preferred stock or debt;

                              (g) AA Rated or equivalent (or better) municipal
                        notes and bonds; and

                              (h) overnight repurchase agreements and term
                        repurchase agreements with a maturity up to two years with respect to, and which are fully secured by a security interest in, direct obligations issued by or fully guaranteed by the United States of America, and that are entered into with any commercial bank organized under the laws of the United States of America or any state thereof or the District of Columbia that (a) is at least "adequately capitalized" (as defined in the regulations of its primary Federal banking regulator) and (b) has Tier 1 capital (as defined in such regulations) of not less than $100,000,000.

                  provided, however, that the percentage of the Borrower's investment portfolio that can be invested in AA Rated securities is limited to twenty-five percent (25%) of the Borrower's total investment portfolio, valued in accordance with GAAP, so long as the remainder of the Borrower's investment portfolio is invested in at least AAA securities (or the equivalent rating for short-term investments) or in items described in clauses (a) through (e) above; provided further, that the maturities for any Permitted Investments shall not exceed two years; and provided further, that the average maturity of the Borrower's investment portfolio at all times cannot exceed two hundred seventy (270) days. For purposes of this definition, "maturity" includes final maturity, or the put or pre-refunding date when securities are to be liquidated at a predetermined price (usually par value).

12. The following definition is hereby added to Article I of the Agreement as follows:

      Quarterly
      Compliance
      Certificate:      The certificate delivered to the Revolving Lenders by
                        the Borrower pursuant to Section 4.1(e).

13. The following definition under Article I of the Agreement is hereby amended and restated in its entirety to read as follows:

      Termination
      Date: December 12, 2005, or such later date as is approved in writing by the Revolving Lenders.

14. The following definition is hereby added to Article I of the Agreement as follows:

      Unrestricted
      Liquidity:        The sum of (i) all Non-Broker-Dealer Cash, plus (ii)
                        Distributable Net Capital.

15. Section 2.1 of the Agreement is hereby amended and restated in its entirety to read as follows:

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

                        2.1 Revolving Credit. Until December 12, 2005, the
                  Revolving Lenders severally agree to advance funds for general corporate purposes not to exceed the amount shown on Appendix I attached hereto, as amended from time to time (the "Base Revolving Credit Facility"), to the Borrower on a revolving credit basis.

                        Such Advances shall be made on a pro rata basis by the
                  Revolving Lenders, based on the maximum Advance limits and applicable percentages for each Revolving Lender as shown on Appendix I attached hereto, as amended from time to time; provided, however, that each Revolving Lender's Commitment is several and not joint or joint and several.

                        The Borrower shall not be entitled to any Advance
                  hereunder if, after the making of such Advance, the Principal Loan Amount would exceed the then current Base Revolving Credit Facility after giving effect to the requested Advance. Nor shall the Borrower be entitled to any further Advances hereunder after the occurrence and during the continuation of any Event of Default or Potential Event of Default, or if the Borrower's representations and warranties hereunder are not true and correct in all material respects as of the time of the requested Advance. Advances shall be made, on the terms and conditions of this Agreement, upon the Borrower's request. Requests shall be made by 11:00 a.m. Omaha time on the Business Day prior to the requested date of the Advance. Requests shall be made by presentation to FNB-O of a drawing certificate in the form of Exhibit B. The Borrower's obligation to make payments of principal and interest on the foregoing revolving credit indebtedness shall be further evidenced by the Notes. FNB-O shall promptly transmit a copy of each such Advance request to the other Revolving Lenders. Each Revolving Lender shall remit to FNB-O its Commitment percentage times the amount of the Advance request, subject to the conditions specified hereunder. Such remittance shall be transferred to FNB-O on the same Business Day as to requests received by such Revolving Lender before 12:00 noon of a Business Day, and as to requests received thereafter, on the next Business Day.

16. The phrase "provided, however, that the commitment fee for the calendar quarter ending December 31st, 2003 shall accrue from December 15, 2003" shall be deleted from Section 2.2(a) of the Agreement.

17. Section 2.3 of the Agreement is hereby amended and restated in its entirety to read as follows:

                        2.3 Interest on Revolving Credit. Interest shall accrue
                  on the Principal Loan Amount outstanding from time to time at a variable rate per annum (the "Revolving Credit Rate") equal to the LIBOR Rate plus the Applicable Margin. Such rate shall fluctuate monthly based on changes in such rate on the first day of each month. If at any time no LIBOR Rate exists, interest shall accrue on the Principal Loan Amount outstanding from time to time at a rate equal to the National Prime Rate minus 1.00%. All interest under the Notes shall accrue based on a year of 360 days, and for actual days elapsed. Interest for any month shall be due no later than the tenth day of the following month. Notwithstanding anything to the contrary elsewhere herein, after an Event of

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                  Default has occurred and is continuing, interest shall accrue on the entire outstanding balance of principal and interest on all indebtedness hereunder at a fluctuating rate per annum equal to the Default Rate.

18. Section 2.4 of the Agreement is hereby amended and restated in its entirety to read as follows:

                        2.4 Payments. On the next succeeding Business Day after
                  the end of any Fiscal Month the Borrower shall repay the amount, if any, outstanding on the Notes that in the aggregate exceeds the amount of the Base Revolving Credit Facility to be in place on the next succeeding Business Day following such Fiscal Month. The balance of the loan on December 12, 2005, if any, shall be due on the Termination Date. All obligations of the Borrower under the Notes and under the other Operative Documents shall be payable in immediately available funds in lawful money of the United States of America at the principal office of FNB-O in Omaha, Nebraska or at such other address as may be designated by FNB-O in writing. In the event that a payment day is not a Business Day, the payment shall be due on the next succeeding Business Day.

19. In Section 2.7 of the Agreement, "$15,000,000" is hereby deleted from such Section and replaced with "$25,000,000."

20.   The phrase "including a default of the Leverage Ratio covenant under
      Section 4.19" is hereby deleted from Section 2.7 of the Agreement.

21.   The phrase "two percent (2.0%) per annum" is hereby deleted from Section
      2.9 of the Agreement and replaced with the phrase "one percent (1.0%) per annum."

22. The phrase "provided, however, that the Letter of Credit Fee for the calendar quarter ending December 31st, 2003 shall accrue from December 15, 2003" is hereby deleted from Section 2.9 of the Agreement.

23. Sections 4.1(d), (e) and (f) of the Agreement are hereby amended and restated in their entirety and Section 4.1(g) is hereby added, to read as follows:

                              (d) Within thirty (30) days after the end of each
                        month, the Borrower shall cause Ameritrade Online to provide to the Agent the FOCUS report of Ameritrade, Inc. for such month.

                              (e) Within thirty (30) days after the end of each
                        quarter, the Borrower, at its sole expense, shall furnish the Agent a certificate of the chief financial officer, managing director of finance or treasurer of the Borrower in the form of Exhibit E attached hereto, setting forth such information (including detailed calculations) sufficient to verify the conclusions of such officer after due inquiry and review, that:

                                  (i) The Borrower and each Subsidiary, either
                              (y) is in compliance with the requirements set forth in this Agreement or (z) is NOT in compliance with the foregoing for reasons specifically set forth therein; and

                                  (ii) The chief financial officer, managing
                              director of finance or treasurer of the Borrower has reviewed or caused to be reviewed all of the terms of the Operative Documents of the Borrower and each Guarantor and that such review either (y) has NOT disclosed the existence of any condition or event which constitutes an Event of Default or a Potential Event of Default under the Operative Documents or (z) has disclosed the existence of a condition or event which constitutes an Event of Default or a Potential Event of Default, under the aforesaid instrument or instruments and the specific condition or event is specifically set forth.

                              (f) Within thirty (30) days after the end of each
                        month, the Borrower, at its sole expense, shall furnish the Agent a certificate of the chief financial officer, managing director of finance or treasurer of the Borrower in the form of Exhibit C attached hereto, setting forth such information (including detailed calculations) sufficient to verify the conclusions of such officer after due inquiry and review, that the Borrower and each Subsidiary is in compliance with the liquidity requirements set forth in Section 4.6 of this Agreement, such certificate to be effective until the due date of the next certificate pursuant to this subsection.

                              (g) The Borrower shall provide the Agent with such
                        other financial reports and statements as the Revolving Lenders may reasonably request.

24. Section 4.6(b) of the Agreement is hereby amended and restated in its entirety to read as follows:

                              (b) The Borrower shall not redeem stock or
                        Subordinated Debt (x) during any Fiscal Month with an aggregate redemption value greater than Unrestricted Liquidity as reported as of the last day of the preceding Fiscal Month, minus the sum of (i) the amount of cash paid as purchase price in any Acquisitions and
                        (ii) the amount of any Cash Capital Expenditures (net of the actual cash of any financing of prior Cash Capital Expenditures received by the Borrower), in each case during the Fiscal Month in which such redemptions are effected or (y) at any time at which an Event of Default or Potential Event of Default has occurred and is continuing or would exist after giving effect to such redemption.

25.   Section 4.8(e) is hereby added to the Agreement to read as follows:

                              (e) During the term of this Agreement, the
                        Borrower and each of the Guarantors shall procure and maintain, at each of their own expense, insurance covering the Collateral (other than the Pledged Stock and Stock Rights described in the Pledge Agreements) against such risks as are customarily insured against by similarly situated companies. The Borrower and each of the Guarantors shall name the Agent, on behalf of the Revolving Lenders, as an "additional insured" under all liability insurance policies covering the Collateral and shall take all such other actions and execute such other documents as may be requested by the

                        Agent to obtain its status as an "additional insured." Upon the request of the Agent, each of the Borrower and the Guarantors shall provide the Agent evidence of such insurance.

26. Section 4.13 of the Agreement is hereby amended and restated in its entirety to read as follows:

                        4.13 Notice of Change in Ownership. During the term of
                  this Agreement, the Borrower shall give the Revolving Lenders notice of the occurrence of a Change of Control or any change, directly or indirectly, in the existing controlling interest in any Guarantor, which notice shall be given as soon as the Borrower obtains notice or knowledge of such change.

27. Section 4.15 of the Agreement is hereby amended and restated in its entirety to read as follows:

                        4.15 Capital Expenditures. The Borrower and the
                  Subsidiaries shall not incur capital expenditures in any fiscal year, determined in accordance with generally accepted accounting principles, of more than $50,000,000.00 in the aggregate.

28. Section 4.18 of the Agreement is hereby amended and restated in its entirety to read as follows:

                        4.18 Regulatory Net Capital Requirement. Ameritrade,
                  Inc. and any other Broker-Dealer Subsidiary that is a Material Subsidiary will have Regulatory Net Capital at all times in compliance with law but in no event less than five percent (5%) of aggregate debit items.

29. Section 4.19 of the Agreement is hereby amended and restated in its entirety to read as follows:

                        4.19 Leverage Ratio. The Borrower shall at all times
                  maintain on a consolidated basis a Leverage Ratio of not more than 0.5.

30.   Section 4.23 is hereby added to the Agreement as follows:

                        4.23 Net Worth. The Borrower shall maintain a minimum
                  Net Worth during the term of this Agreement of at least $1,100,000,000.00.

31. Section 6.1(d) of the Agreement is hereby amended and restated in its entirety to read as follows:

                              (d) A failure of the Borrower or any Subsidiary to
                        comply with any requirement or restriction applicable to such entity and contained in Sections 4.2, 4.3, 4.6, 4.10, 4.11, 4.14, 4.15, 4.16, 4.18, 4.19, 4.20 (but
                        solely if a lien has attached to assets of the Borrower or any Subsidiary as a result of such failure), 4.21 or
                        4.23 of this Agreement.

32. Appendix I currently attached to the Agreement is hereby amended and restated in its entirety to read as shown on Attachment I to this First Amendment.

33. The form of Notes currently attached as Exhibit A to the Agreement is hereby amended and restated in its entirety to read as shown on Attachment A to this First Amendment.

34. The drawing certificate currently attached as Exhibit B to the Agreement is hereby amended and restated in its entirety to read as shown on Attachment B to this First Amendment.

35. The liquidity certificate currently attached as Exhibit C to the Agreement is hereby amended and restated in its entirety to read as shown on Attachment C to this First Amendment.

36. The Quarterly Compliance Certificate shown on Attachment D to this First Amendment is hereby added to the Agreement.

37. In consideration of the Revolving Lenders entering into this First Amendment, the Borrower agrees to pay to the Agent on or before the Effective Date (i) an amendment fee equal to the product of two basis points (.0002) and the existing aggregate commitment set forth in Section
      2.1 of the Agreement, without giving effect to this First Amendment, ($15,000), and (ii) a commitment fee equal to the product of ten basis points (.0010) and the aggregate increase in the commitment set forth in Appendix I attached to this First Amendment ($30,000), such fees to be distributed amongst the Revolving Lenders based, respectively, on their existing and increased commitments, all as evidenced on Attachment I to this First Amendment.

38. Ameritrade Online Holdings Corp. ("Ameritrade Online") and Datek Online Holdings Corp. ("Datek" and, together with Ameritrade Online, the "Guarantors") hereby reaffirm and acknowledge their respective guaranty obligations under that certain Amended and Restated Guaranty Agreement, dated as of December 15, 2003, between Ameritrade Online and the Agent, and that certain Second Amended and Restated Guaranty Agreement, dated as of December 15, 2003, between Datek and the Agent.

39.   On or prior to the Effective Date, the Borrower shall deliver to the
      Agent:

      (a)   the replacement Notes;

      (b) a certificate of an executive officer of the Borrower, dated as of the Effective Date, affirming as of such Effective Date (i) that the representations and warranties of the Borrower set forth in the Operative Documents are true and correct in all material respects as of the Effective Date, and (ii) that no Potential Event of Default or Event of Default has occurred and is continuing, after giving effect to the Waiver, dated as of December 3, 2004 (the "Waiver"), given by the Revolving Lenders;

      (c) a certificate of the secretary or assistant secretary of the Borrower and each of the Guarantors that this First Amendment has been duly authorized, executed and delivered by the Borrower and each of the Guarantors, such certificate to include a copy of corporate resolutions of the Borrower and each of the Guarantors authorizing the execution of this First Amendment, incumbency and copies of corporate documents;

      (d) an opinion of counsel to the Borrower and the Guarantors covering such matters as the Agent may request (including, without limitation, corporate existence and good standing, corporate authority, due authorization, execution and delivery of the Operative Documents, and the legal, valid, binding and enforceable nature of the Operative Documents), such opinion to be satisfactory in form and substance to counsel to the Agent; and

      (e) such other documents and certificates as shall be requested by the Agent to effect the intent of this First Amendment.

40. This First Amendment may be executed in several counterparts and such counterparts together shall constitute one and the same instrument.

41. From the Effective Date, all references in the Operative Agreements to the Third Amended and Restated Credit Agreement, dated as of December 15, 2003, shall mean such Agreement, as amended by this First Amendment. Obligations under the Notes and the Agreement are secured in accordance with the Security Agreements and the Pledge Agreements.

42. The Borrower hereby acknowledges, as set forth in the Waiver, that the execution of this First Amendment and the Waiver shall not limit the Revolving Lenders' ability to declare an Event of Default based upon any Securities and Exchange Commission ("SEC") and/or National Association of Securities Dealers ("NASD") action subsequent to the date hereof regarding any actions of the Borrower and/or any of its Subsidiaries in connection with the Insured Deposit Product or the Asserted Violation, including without limitation a default under Section 6.1(j) or 6.1(k) of the Agreement. For purposes of this First Amendment, "Insured Deposit Product" means a certain product that the Borrower offers to its customers that is described in the information from the Borrower attached to the Waiver as Exhibit A and that was the basis of the SEC and the NASD investigation, and "Asserted Violation" means the asserted violation by the Borrower based upon the SEC and the NASD's investigation as more specifically described in Exhibit A to the Waiver.

                            [Signature page follows]

      IN WITNESS WHEREOF, the Borrower, the Guarantors and the Revolving Lenders have caused this First Amendment to the Third Amended and Restated Revolving Credit Agreement to be executed by their duly authorized corporate officers as of the day and year first above written.

BORROWER:

                                  AMERITRADE HOLDING CORPORATION

                                  By:   /s/ John R. MacDonald
                                        --------------------------------
                                  Name: John R. MacDonald
                                  Title: Executive Vice President, Chief
                                         Financial Officer and Treasurer

GUARANTORS:

                                  AMERITRADE ONLINE HOLDINGS CORP.

                                  By:   /s/ John R. MacDonald
                                        ---------------------------------
                                  Name: John R. MacDonald
                                  Title: Treasurer

                                  DATEK ONLINE HOLDINGS CORP.

                                  By:   /s/ John R. MacDonald
                                        -----------------------------------
                                  Name: John R. MacDonald
                                  Title: Treasurer

REVOLVING LENDERS:

                                  FIRST NATIONAL BANK OF OMAHA

                                  By:   /s/ Mark A. Baratta
                                        ------------------------
                                  Name: Mark A. Baratta
                                  Title: Vice President

                                  LASALLE BANK NATIONAL ASSOCIATION

                                  By:   /s/ David J. Gardner
                                        ------------------------
                                  Name: David J. Gardner
                                  Title: Vice President

                                  M&I MARSHALL & ILSLEY BANK

                                  By:   /s/ Mark P. Schaus
                                        ------------------------
                                  Name: Mark P. Schaus
                                  Title: Vice President

                                  WELLS FARGO BANK, NATIONAL ASSOCIATION

                                  By:   /s/ Daniel A. Toll
                                        --------------------------
                                  Name: Daniel A. Toll
                                  Title: Vice President

                                  ATTACHMENT I
              TO THE FIRST AMENDMENT TO THIRD AMENDED AND RESTATED
                           REVOLVING CREDIT AGREEMENT

                                   APPENDIX I

                          TO THIRD AMENDED AND RESTATED
                           REVOLVING CREDIT AGREEMENT
                                      AMONG
                         AMERITRADE HOLDING CORPORATION,
                                       AND
                     FIRST NATIONAL BANK OF OMAHA, AS AGENT
                                       AND
                         REVOLVING LENDERS PARTY HERETO

                          REVOLVING CREDIT COMMITMENTS

                          REVOLVING CREDIT COMMITMENTS
                         AMERITRADE HOLDING CORPORATION

                           REVOLVING           REVOLVING       AMENDMENT     CLOSING
    LENDER                 COMMITMENT         COMMITMENT %      FEE(1):      FEE(2):
-------------------     ---------------       ------------     ---------     -------
First National Bank
of Omaha                $    30,000,000           28.6%        $   5,000     $ 5,000

LaSalle Bank National
Association             $    25,000,000           23.8%        $   5,000     $     0

M&I Marshall &
Ilsley Bank             $    25,000,000           23.8%        $   3,000     $10,000

Wells Fargo Bank,
National Association    $    25,000,000           23.8%        $   2,000     $15,000

TOTAL REVOLVING         ---------------
CREDIT COMMITMENT       $105,000,000.00

Dated as of December 13, 2004.

(1) Amendment fees will be equal to .0002 (2 bps) times the size of the existing respective Commitment, without giving effect to the First Amendment, as shown below:

Existing Commitment          Amendment Fee
-------------------          -------------
$10,000,000.00                 $2,000.00

$15,000,000.00                 $3,000.00

$25,000,000.00                 $5,000.00

(2) Closing fees will be equal to .0010 (10 bps) times the size of the increase in the respective Commitment as shown below:

Commitment Amount Increase            Closing Fee
--------------------------            -----------
$ 5,000,000.00                         $ 5,000.00

$10,000,000.00                         $10,000.00

$15,000,000.00                         $15,000.00

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